Exhibit 99.3
ADAMS RESPIRATORY THERAPEUTICS ANNOUNCES RESIGNATION OF
CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER AND TREASURER
Rita M. O’Connor Succeeds David P. Becker as Chief Financial Officer and Treasurer
CHESTER, N.J. (Feb. 7, 2007) – Adams Respiratory Therapeutics, Inc. (NASDAQ: ARxT) today announced that David P. Becker, chief financial and administrative officer and treasurer, has announced his resignation from the Company to accept a position as chief executive officer of a privately held medical diagnostics company. Effective today, Becker will resign from his current position, but will remain as an employee of Adams during a transition period until Feb. 28.
The Company also announced today that Rita M. O’Connor, senior vice president and corporate controller will succeed Becker as the new chief financial officer and treasurer, effective immediately.
Michael J. Valentino, president and chief executive officer said, “In developing a successful company, it is not uncommon to see internal management become externally recognized. This is certainly the case with Dave. His dedication to our business and his exemplary execution on a number of strategic initiatives over time is deeply appreciated. Dave’s new appointment is a testament to his many talents and an acknowledgement of his successful career in the financial and healthcare industries.”
Becker will participate, as planned, in the Company’s conference call at 9:00 a.m. (ET) today to review Adams’ fiscal 2007 second quarter results. He will also attend the Company’s presentation at Merrill Lynch’s 18th Annual Global Pharmaceutical, Biotechnology and Medical Device Conference in New York City on Thursday, Feb. 8, 2007.
About Adams Respiratory Therapeutics, Inc.
Adams is a specialty pharmaceutical company focused on the late-stage development, commercialization and marketing of over-the-counter and prescription pharmaceuticals for the treatment of respiratory disorders.
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Investor/Media Contact: Janet M. Barth (908) 879-2428
Source: Adams Respiratory Therapeutics, Inc.